Moody National REIT II, Inc. 8-K

EXHIBIT 99.1 FOR IMMEDIATE RELEASE

Moody National REIT II, Inc. Breaks Escrow, Identifies Acquisition and Declares Distribution

HOUSTON, TX (July 7, 2015) -- Moody National REIT II, Inc. (the “REIT”), announced today that it has satisfied its minimum offering requirement of $2,000,000 in its initial public offering and that all subscription proceeds held in escrow have been released to the REIT. In addition, the REIT’s board of directors has authorized the REIT’s officers to pursue the acquisition of a hotel property located in Boston, Massachusetts commonly known as the Hampton Inn Boston Logan Airport (“Hampton Inn Boston”) from a third party seller. The REIT’s board of directors also authorized an initial cash distribution payable to the REIT’s stockholders equal to an annualized distribution rate of 7.0% on the REIT’s public offering price of $25.00 per share.

Boston includes several features which the REIT targets in selecting its investments, including multiple major universities, a number of world-renowned inpatient hospitals, and a skilled and growing workforce.

“Our investors desire a non-correlated, fixed income, inflationary hedge investment. Moody National REIT II will continue to strive to deliver on each of those needs for our investors by deploying capital into premium branded select-service hotels nationwide,” said Brett Moody, CEO and Chairman of the REIT.

The acquisition of the Hampton Inn Boston is subject to significant conditions to closing, including: (1) the assignment of the purchase agreement for the Hampton Inn Boston from Moody National REIT I, Inc. to the REIT, (2) the REIT’s ability to raise sufficient additional offering proceeds in its public offering to fund the purchase price of the Hampton Inn Boston, (3) the REIT’s ability to obtain appropriate financing secured by the Hampton Inn Boston, and (4) the absence of a material adverse change to the Hampton Inn Boston prior to the date of the acquisition. There is no assurance that the REIT will close the acquisition of the Hampton Inn Boston on the terms described above or at all.

Moody National is pleased to announce that the REIT has broken escrow and remains focused on providing investors viable investment opportunities existing within the hospitality asset class. Sponsored by Moody National REIT Sponsor, LLC, the REIT is the second of its kind for the real estate firm and aims to primarily acquire Marriott, Hilton, and Hyatt select-service hotel brands.

About Moody National REIT II, Inc.

Moody National REIT II, Inc. is a publicly-registered, non-listed REIT that acquires Select-Service Hotels in major markets across the United States. Moody National REIT II, Inc. is sponsored by Moody National REIT Sponsor, LLC, an affiliate of the Moody National Companies, a full-service commercial real estate company inclusive of mortgage, development, realty and title divisions. Founded in 1996, Moody National Companies has managed over $2 Billion in commercial real estate. For more information on Moody National REIT II, Inc., please contact 1-800-510-7348 or email info@moodysecurities.com.

EXHIBIT 99.1 FOR IMMEDIATE RELEASE

This press release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Moody National REIT II, Inc.’s Registration Statement on Form S-11 and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.